                                                                    EXHIBIT 10.1


                      TRANSITIONAL HOSPITALS CORPORATION

                          DEFERRED  COMPENSATION PLAN



          WHEREAS, a Supplemental Retirement Agreement ("Old Plan") between Richard L. Conte and Community Psychiatric Centers (now known as Transitional Hospitals Corporation) was entered into on September 1, 1988; and,

          WHEREAS, in October 1994, the Compensation Committee decided to terminate the Old Plan and pay Mr. Conte the total surrender cash value of the company-owned life insurance policy as of July 31, 1994 to enable Transitional Hospitals Corporation ("Company") to obtain approximately $4.5 million in cash benefits from the Company owned life insurance policy for the Company's use; and, further on January 26, 1995 the Compensation Committee agreed that the Old Plan would be terminated effective May 31, 1995 with a replacement plan to be developed for an effective date of June 1, 1995; and,

          WHEREAS, Mr. Conte consented to have the then current Plan terminated with the proviso that a new written Plan would be developed with changes approved by the Committee; and

          WHEREAS, the Company failed to develop a new written Plan for an effective date of June 1, 1995, the Company has now developed a written Deferred Compensation Plan to address the changes previously passed by the Compensation Committee and the changes passed by the Compensation Committee since the termination of the Old Plan, including those changes defining the basis of deferred compensation.

          The Company hereby sets forth below the Deferred Compensation Plan.



                                   ARTICLE I

                               NAME AND PURPOSE
                               ----------------

          1.1  Name.  The Transitional Hospitals Corporation Deferred
               ----
Compensation Plan (the "Plan") is hereby established retroactive to January 1, 1997.

          1.2  Purpose.  The purpose of this Plan is to provide a source of
               -------
retirement income for certain executive officers of the Corporation through the deferral of a portion of the compensation which they otherwise earn for each year of service with the Corporation. The deferred amounts will earn an investment return over the deferral period and will be paid out following the officer's retirement, death, disability or other termination of employment.

          The obligation to pay the compensation deferred under the plan shall be an unfunded liability of the Corporation, and all amounts which become due under the Plan shall accordingly be paid either directly from the general assets of the Corporation or through a grantor trust arrangement established in accordance with the provisions of Article VII. The interest of each participant (and his or her beneficiary) in any compensation deferred under the plan shall be that of an unsecured creditor of the Corporation.

          This plan document also incorporates the individual deferred compensation arrangement which has been in existence for Mr. Richard L. Conte, the Corporation's President and Chief Executive Officer, for the period June 1, 1995 to March 31, 1997. The arrangement has been authorized and approved by resolution of the Board without a formal plan document, and the compensation deferred under such arrangement has been accrued by the Corporation on all financial statements filed for all relevant periods from June 1, 1995. This new plan document shall supersede Mr. Conte's existing arrangement, effective April 1, 1997, for all Years of Service completed after December 31, 1996

                                  ARTICLE II

                                  DEFINITIONS
                                  -----------

          2.1  "Board" shall mean the Board of Directors of the Corporation.

          2.2 "Bonus Awards" shall mean (i) the incentive bonus earned for each Fiscal Year, beginning with the Fiscal Year ending November 30, 1997, under the Corporation's Annual Incentive Plan and paid to the Participant on a current cash basis after the end of that Fiscal Year, (ii) any special recognition bonus, whether paid in cash or in the form of loan forgiveness, earned for any Fiscal Year, beginning with the Fiscal Year ending November 30, 1997, and (iii) the long-term performance bonus earned for each three (3)-year performance cycle completed under the Corporation's Long-Term Incentive Plan, beginning with the performance cycle which started on December 1, 1996, and paid to the Participant on a current cash basis after the end of the cycle.

          2.3  "Change in Control" shall mean any of the following transactions:

               (i) the acquisition by any Person (or any group of related Persons acting in concert) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of THC securities representing twenty percent (20%) or more of the total combined voting power of THC's then outstanding securities; or
               (ii) a merger or consolidation in which securities representing twenty percent (20%) or more of the total combined voting power of THC's then outstanding securities are transferred to a Person or Persons different from the Persons holding those securities immediately prior to such merger or consolidation; or

               (iii) the sale of all or substantially all of THC's assets in complete liquidation or dissolution of THC.

          2.4 "Corporation" shall mean Transitional Hospitals Corporation, a Nevada corporation, and any successor or assignee corporation, whether by way of merger, acquisition or other reorganization.

          2.5 "Deferred Compensation" shall mean that portion of the compensation earned by a Participant for a Year of Service which is deferred and credited to the Deferred Compensation Account maintained for that Participant under the Plan.

          2.6 "Deferred Compensation Account" shall mean the account maintained on the books and records of the Corporation for each Participant who is credited with Deferred Compensation for one or more Years of Service under the Plan.

          2.7 "Distribution Election" shall mean the election, in substantially the form of attached Exhibit A, which the Participant must file under the Plan for purposes of designating the payout event for his or her Deferred Compensation Account and the method of payment.

          2.8 "Disability" shall mean any mental or physical illness, disease or condition which in the opinion of two (2) physicians skilled in the specialty does or will result in Mr. Conte's inability to perform the essential functions of his job for a period of six (6) consecutive months or more.

          2.9 "Effective Date" shall mean (i) June 1, 1995 for the pre-existing deferred compensation arrangement in effect for Mr. Conte for the period June 1, 1995 to December 31, 1996 and (ii) January 1, 1997 for the new deferred compensation program to be in effect for him and one or more other Participants under this Plan document.

          2.10 "Eligible Employee" shall mean each Employee who is an executive officer of the Corporation.

          2.11 "Employee" shall mean any individual in the employ of the Corporation who is subject to the Corporation's control and direction as to both the work to be performed and the manner and method of performance.

          2.12 "Fiscal Year" shall mean the fiscal year of the Corporation for financial accounting purposes which begins on December 1 each year and ends on November 30 of the following year.

          2.13 "Hostile Take-Over" shall mean any of the following changes in control or ownership of the Corporation:

          (i) the acquisition by any person or related group of persons, other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation, of beneficial ownership of securities possessing twenty percent (20%) or more of the total combined voting power of the Corporation's outstanding securities in a transaction or series of related transactions not approved by at least a four-fifths majority of those Board members who begun their Board service prior to the first transaction, or

          (ii) a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases for any reason to be comprised of individuals who either (A) have been members of the Board contiguously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a four-fifths majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

          2.14 "Investment Funds" shall mean the funds listed on Schedule I, as such Schedule may be modified from time to time, which the Participant may designate as the measure of the investment return on his or her Deferred Compensation Account during the deferral period under the Plan, provided the Investment Fund Program has been implemented under the Plan.

          2.15 "Investment Fund Program" shall mean the program which may, in the Plan Administrator's discretion, be implemented at any time under the Plan pursuant to which each Participant will have the right to designate the particular Investment Fund or Funds which are to serve as the measure of the investment return on his or her Deferred Compensation Account.

          2.16 "Investment Election" shall mean the election, in substantially the form of attached Exhibit B, which the Participant must file under the Plan for purposes of specifying the Investment Fund or Funds which are to serve as the measure of the investment return on his or her Deferred Compensation Account.

          2.17 "Participant" shall mean each Eligible Employee selected for participation in the Plan.

          2.18 "Plan" shall mean the Corporation's Deferred Compensation Plan, as set forth in this document and in amendments from time to time made hereto.

          2.19 "Plan Administrator" shall mean the Compensation Committee of the Board acting in its capacity as administrator of this Plan.

          2.20 "Salary" shall mean the level of base salary in effect for the Participant for each Year of Service coincident with his or her period of participation under the Plan.

          2.21 "Valuation Date" shall mean the last business day of each calendar quarter.

          2.22 "Year of Service" shall mean each calendar year of participation in the Plan. The first Year of Service taken into account under the plan shall be (i) the 1995 calendar year for the pre-existing deferred compensation arrangement in effect for Mr. Conte and (ii) the 1997 calendar year for the new deferred compensation arrangement to be in effect for him and one or more other Participants under this new plan document.


                                  ARTICLE III

                                  PARTICIPANT
                                  -----------


          3.1  Commencement of Participation.
               -----------------------------

               A. The Plan Administrator shall, prior to the start of each Year of Service, select the Eligible Employees who are to participate in the Plan for that Year, and the selected individuals shall commence their participation in the Plan as of the first day of that Year of Service. However, for the Year of Service coincidental with the 1997 calendar year, the Plan Administrator may select the Participants at any time during the thirty (30)0-day period immediately following the Board's adoption of this new Plan on April 3, 1997. Mr. Conte's participation in the prior deferred compensation arrangement incorporated into this plan document commenced on June 1, 1995.

               B. A newly-hired Eligible Employee may commence participation in the Plan after the start of a Year of Service, provided he or she is selected for participation within the thirty (30)-day period measured from his or her hire date.

               C. The Plan Administrator shall have absolute discretion in selecting the Eligible Employees who are to participate in the Plan for one or more Years of Service.

          3.2  Cessation of Participation.  Every Eligible Employee who becomes
               --------------------------
a Participant shall continue to participate in the Plan until the earliest of
                                                                  --------
(i) his or her removal from the Plan upon written notice from the Plan Administrator, (ii) his or her cessation of Employee status, or (iii) the termination of the Plan. Upon such individual's cessation of Participant status, he or she shall not be entitled to any further Deferred Compensation under the Plan, but his or her Deferred Compensation Account shall continue to be credited with an investment return until the Corporation has paid out the entire balance credited to that Account.



                                  ARTICLE IV

                PRE-EXISTING DEFERRED COMPENSATION ARRANGEMENT
                ----------------------------------------------


          This Article IV shall apply to (i) the compensation deferred on Mr. Conte's behalf during the period from June 1, 1995 to December 31, 1996, (ii) the investment return on that deferred compensation for such period, and (iii) the subsequent payout of that deferred compensation amount.

          4.1  Amount.  The amount of Deferred Compensation earned by Mr. Conte
               ------
for each Year of Service coincidental with his or her period of participation in the Plan for the period June 1, 1995 to December 31, 1996 has been determined as follows:

                For the period from June 1, 1995 to May 31, 1996, the amount of such Deferred Compensation was equal to nine and one-half percent (9.5%) of (i) the Salary earned for that period, (ii) the incentive bonus accrued for that period under the Corporation's Annual Incentive Plan, and (iii) any special recognition bonus, whether payable in cash or in the form of loan forgiveness, accrued for that period.

                For the period from June 1, 1996 to December 31, 1996, the amount of such Deferred Compensation was equal to nine and one-half percent (9.5%) of (i) the Salary earned for that period, (ii) the incentive bonus accrued for that period under the Corporation's Annual Incentive Plan, (iii) the incentive bonus accrued for that period with respect to the three (3)-year performance cycle which began under the Corporation's Long-Term Incentive Plan on December 1, 1995, (iv) any special recognition bonus, whether payable in cash or in the form of loan forgiveness, accrued for that period, and (v) the interim payouts made to him during such period under his December 1, 1995 Employment Contract in connection with the sale of the Corporation's U.K. and U.S. psychiatric care business operations.

          4.2  Credit to Deferred Compensation Account.  The applicable amount
               ---------------------------------------
of Deferred Compensation earned by Mr. Conte for the period June 1, 1995 to December 31, 1996 Plan shall be credited to his or her Deferred Compensation Account monthly, and the balance credited to that Account shall earn interest for such period at the rate of eight percent (8%) per annum, compounded semi-annually.

          4.3  Payment of Deferred Compensation Account.  The balance credited
               ----------------------------------------
to the Deferred Compensation Account maintained for Mr. Conte under this Article IV shall be paid at the same time and in the same manner as his post-December 31, 1996 Deferred Compensation Account is paid in accordance with Article VII of the Plan.

                                   ARTICLE V

                             DEFERRED COMPENSATION
                             ---------------------

          This Article V shall apply to all compensation deferred under the Plan by Mr. Conte and any other Participant for all periods beginning after December 31, 1996.

          5.1  Amount.  The amount of Deferred Compensation to be earned by the
               ------
Participant for each post-1996 Year of Service coincidental with his or her period of participation in the Plan shall be determined as follows:

                For Mr. Conte, the amount of such Deferred Compensation shall be equal to nine and one-half percent (9.5%) of the Salary earned for that Year of Service, (ii) the aggregate amount of Bonus Awards accrued for that Year of Service, (iii) any interim payouts made to him during that Year of Service under his December 1, 1995 Employment Contract, and
        (iv) all other cash compensation earned by him for services rendered the Corporation in such Year of Service.

                For all other Participants, the amount of such Deferred Compensation shall be equal to seven percent (7%) of (i) the Salary-earned of that Year of Service, and (ii) the aggregate amount of Bonus Awards earned or accrued for that Year of Service.

          5.2  Credit to Deferred Compensation Account.  The applicable amount
               ---------------------------------------
of Deferred Compensation earned by the Participant for each Year of Service completed under the Plan after December 31, 1996 shall be credited to his or her Deferred Compensation Account as follows:

                Deferred Compensation attributable to his or her Salary shall be credited to the Deferred Compensation Account at the end of each calendar month during the Year of Service.

                Deferred Compensation attributable to his or her Bonus Awards shall be credited to the Deferred Compensation Account either as the Awards are accrued by the Corporation for financial reporting purposes or as those Awards are actually paid to the Participant to the extent not previously accrued.


                                  ARTICLE VI

                         DEFERRED COMPENSATION ACCOUNT
                         -----------------------------


          6.1  Investment Return.
               -----------------

               A. Until such time as the Plan Administrator elects to implement the Investment Fund Program, the balance credited to each Deferred Compensation Account maintained under the Plan shall earn interest at the rate of eight percent (8%) per annum, compounded semi-annually until paid.

               B. The Plan Administrator may at any time during the term of the Plan implement the Investment Fund Program pursuant to which the Deferred Compensation Account of each Participant shall earn an investment return tied to the Investment Fund or Funds selected from time to time by the Participant. The Participant shall file his or her initial Investment Election with the Plan Administrator within thirty (30) days after the later of (i) the implementation
                                                -----
of the Investment Fund Program by the Plan Administrator, or (ii) the individual's selection for participation in the Plan. On each Valuation Date, the Deferred Compensation Account shall be adjusted to reflect the investment gains, earnings or losses which the Account would have actually realized had it been invested for the valuation period in the Investment Fund or Funds designated by the Participant. The Participant may redesignate his or her Investment Funds once per calendar quarter, with the change to become effective on the first day of the first calendar quarter following the date the new Investment Election is filed with the Plan Administrator.

          6.2  Account Value.  The value of a Participant's Deferred
               -------------
Compensation Account on any particular date in question shall be deemed to be equal to the balance credited to that Account on the Valuation Date coincident with or immediately preceding the date such value is to be determined, increased by any Deferred Compensation credited to, or decreased by any payment made from, that the Account after such Valuation Date but before the actual date on which the value of the Account is to be determined. The Participant shall receive a written statement of the value of each of his or her Deferred Compensation Account at least once each calendar year.

          6.3  Vested Interest.  The Participant shall at all times be fully
               ---------------
vested in his or her Deferred Compensation Account.

                                  ARTICLE VII

                           DISTRIBUTION OF BENEFITS
                           ------------------------


          7.1  Payout Event.  The balance credited to the Deferred Compensation
               ------------
Account maintained for each Participant shall become distributable upon the occurrence of any payout event listed in this Section 7.1 which the Participant selects pursuant to his or her Distribution Election. The Participant must file his or her initial Distribution Election with the Plan Administrator within thirty (30) days after his or her selection for participation in the Plan. The Participant may change the elected payout event at any time by filing a new Distribution Election with the Plan Administrator; provided, however, that the new election shall not be effective if the Distribution Election is filed with the Plan Administrator within two (2) years prior to the actual occurrences of the selected payout event. The applicable payout events under the Plan shall be as follows:

            - termination of employment for any reason, including death or Disability.

            - attainment of the age specified by the Participant in his or her Distribution Election.

            - expiration of the period of years (not to exceed twenty (20) years) specified by the Participant in his or her Distribution Election.

              -  the earlier of (i) the Participant's attainment of the age
                   -------
          specified in his or her Distribution Election, or (ii) the Participant's termination of employment.

              -  the later of (i) the Participant's attainment of the age
                   -----
          specified by the Participant in his or her Distribution Election, or
          (ii) the Participant's termination of employment.

              - In no event may the Participant designate an attained age beyond age seventy (70)

          7.2  Form of Distribution.  Upon the occurrence of the applicable
               --------------------
payout event under Section 7.1, the Deferred Compensation Account shall become payable in any form of distribution listed in this Section 7.2 which the Participant selects pursuant to his or her initial Distribution Election filed with the Plan Administrator within thirty (30) days after his or her selection for participation in the Plan. The Participant may change the elected for of distribution at any time by filing a new Distribution election with the Plan Administrator; provided, however, that the new election shall not be effective if the Distribution Election is filed with the Plan Administrator within two (2) years prior to the occurrence of the applicable payout event for the Deferred Compensation Account. The applicable forms of distribution under the Plan shall be as follows:

                Lump Sum.  A Participant may elect to have the entire Deferred
                --------
        Compensation Account distributed in a lump sum. If such election is made, then the Plan Administrator shall distribute the Account to the Participant as soon as administratively feasible after the applicable payout event under Section 7.1, but in no event shall the distribution be made more than ninety (90) days after such payout event.

                Installments.  A Participant may elect to have the Deferred
                ------------
        Compensation Account distributed in a series of installments over either a five (5) year or a ten (10)-year period. The first installment shall be paid within ninety (90) days after the applicable payout event under
        Section 7.1, and each subsequent installment shall be paid at quarterly intervals following each quarterly Valuation Date. The amount of each installment shall be determined by the following formula:

               X = Y + Z, where

               X = the dollar amount of the current installment


               Y = the balance credited to the Deferred Compensation Account immediately prior to the payment of the current installment.

               Z = the number of quarterly installments (including the current installment) which remain to be paid over the balance of the applicable five (5)-year or ten (10)-year period.

          7.3  Investment Return over Payout Period.  If the Participant's
               ------------------------------------
Deferred Compensation Account is to be distributed in installments, then the following provisions shall govern the investment return on the unpaid balance of the Account over the installment payout period:

          - Unless the Investment Fund Program has been implemented, the unpaid balance shall continue to accrue interest over the installment period at the rate of eight percent (8%) per annum, compounded semi-annually.

          - If the Investment Fund Program is in effect, the Participant may, during the installment period, continue to designate and redesignate the Investment Funds which are to serve as the measure of the investment return through the filing of one or more Investment Elections with the Plan Administrator. Such designations may not be made more than once per calendar quarter over the installment period, with the new designation to become effective on the first day of the first calendar quarter following the date the new Investment Election is filed with the Plan Administrator.

          - Prior to each installment distribution effected during the period the Investment Fund Program is in effect, the Participant shall have the right to select the Investment Fund or Funds which are to serve as the source of that distribution, and the Participant's interest in those Funds as a measure of his or her investment return shall be deemed to be liquidated to the extent of such distribution. In the absence of such designation, the distribution shall be deemed to be funded pro-rata from each Investment Fund which at the time serves as the measure of the investment return on the Deferred Compensation Account.

          7.4  Hardship Withdrawal.  Should an unforeseeable and extraordinary
               -------------------
financial hardship occur for which the Participant does not have any other resources available, whether through reimbursement (by insurance or otherwise), liquidation of existing assets (to the extent such liquidation would not itself result in financial hardship), termination of his or her deferrals to an Internal Revenue Code Section 401(k) plan or a loan from such plan or any commercially reasonable source, then the Participant may apply to the Plan Administrator for an immediate distribution from his or her Deferred Compensation Account in an amount necessary to satisfy such financial hardship. The Plan Administrator shall have complete discretion to accept or reject the request and shall in no event authorize a distribution in an amount in excess of that required to meet such financial hardship.

          7.5  Disability.  Should the Participant cease Employee status by
               ----------
reason of Disability, then such Participant may apply to the Plan Administrator for an immediate distribution of all or part of the balance credited to his or her Deferred Compensation Account. The Plan Administrator shall have complete discretion to honor such request to the extent the payout would not otherwise have a materially adverse effect upon the Corporation's financial condition.

          7.6  Distribution Upon Hostile Take-Over.  Immediately prior to the
               -----------------------------------
consummation of a Hostile Take-Over, all Deferred Compensation Accounts outstanding under the Plan shall be paid in full irrespective of any Distribution elections to the contrary in effect for those Accounts. Accordingly, this Section 7.6 shall supersede and take precedence over all Distribution Elections in effect at the time of the Hostile Take-Over.

          7.7  Death before Distribution.  Should the Participant die prior to
               -------------------------
distribution of the entire balance of his or her Deferred Compensation Account, the unpaid balance shall be paid to his or her beneficiary, as designated on the Participant's most recently effective Distribution Election, at the same time as such balance would have been paid to the Participant had he or she survived.


          7.8. Withholding.  All payments made under the Plan shall be subject
               -----------
to the Corporation's withholding of all required Federal, State and local income and employment taxes, and all such payments shall be net of such tax withholding.



                                 ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------


          8.1  Benefits Not Funded.
               -------------------

               A. The obligation to pay the balance of each Deferred Compensation Account shall at all times be an unfunded and unsecured obligation of the Corporation. Except to the extent the Plan Administrator may in its sole discretion elect to implement a so-called "Rabbi Trust" to serve as a funding vehicle for the amounts which become payable under the Plan, the Corporation shall have no obligation to establish any trust, escrow arrangement or other segregated account for purposes of establishing a funding vehicle for the payment of such amounts, nor shall the Corporation be under any obligation to invest any portion of its general assets in mutual funds, insurance contracts, stocks, bonds, securities or other similar investments in order to accumulate funds for the satisfaction of its obligations under the Plan. The Participant (or his or her beneficiary) shall look solely and exclusively to the general assets of the Corporation for the payment of the Deferred Compensation Account maintained on the Participant's behalf under the Plan.

               B. The Corporation shall, prior to the effective date of any transaction that qualifies as a Change in Control, establish a Rabbit Trust and irrevocably contribute to that trust sufficient funds to cover the Corporation's total accrued liability existing at that time under the Plan, and the contributed funds shall be invested by the trustee to provide for the investment returns contemplated by Articles IV and VII of the Plan. Payments from the Rabbi Trust shall be made as and when benefits become payable to Participants in accordance with the distribution provisions of Article VII of the Plan, with any remaining balance due the Participants to be paid out of the Company's assets.

          8.2  No Employment Right.  Neither the action of the Corporation in
               -------------------
establishing or maintaining the Plan, nor any action taken under the Plan by the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Corporation for any period of specific duration, and the Participant may be discharged at any time, with or without cause.

          8.3  Amendment/Termination.
               ---------------------

               A. The Board may at any time terminate the Plan in whole or in part, and the Board may also at any time amend the provisions of the Plan to any extent and in any manner the Board shall deem advisable, with such amendment to become effective at the time of Board action.

               B. No such amendment or termination of the Plan shall adversely affect the benefits of Participants accrued to date under the Plan nor otherwise reduce the then outstanding balances credited to their Deferred Compensation Accounts, and all Deferred Compensation credited to those Accounts prior to the date of any such plan amendment or termination shall continue to become due and payable in accordance with the distribution provisions of Article VII.

          8.4  Applicable Law.  The Plan is intended to constitute an unfunded
               --------------
deferred compensation arrangement for a select group of management or other highly compensation persons, and all rights hereunder shall be construed, administered and governed in all respects in accordance with the provisions of the Employee Retirement Income Security Act of 1974 (as amended from time to time) applicable to such an arrangement and, to the extent no pre-empted thereby, by the laws of the State of Nevada without resort to that State's conflict-of-laws provisions. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the plan shall continue to be fully effective.

          8.5  Satisfaction of Claims.  Any payment made to a Participant or his
               ----------------------
or her legal representative or beneficiary in accordance with the terms of the Plan shall to the extent thereof be in full satisfaction of all claims with respect to such payment which such person may have against the Plan, the Plan Administrator (or its delegate) and the Corporation, any of whom may require the Participant or his or her legal representative or beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Plan Administrator.

          8.6  Alienation of Benefits.  No persons entitled to any benefits
               ----------------------
under the Plan shall have the right to alienate, pledge, hypothecate or otherwise encumber his or her interest in such benefits, and such benefits shall not, to the maximum extent permissible by law, be subject to claim of his or her creditors or liable to attachment, execution or other process of law.

          8.7  Expenses.  All costs and expenses incurred in the operation and
               --------
administration of the Plan shall be borne by the Corporation.

          8.8  Successors and Assigns.  The obligations of the Corporation under
               ----------------------
the Plan shall be binding upon the successors and assigns of the Corporation, whether by merger, consolidation, acquisition or other reorganization. No amendment or termination of the Plan by any such successor assign shall adversely affect or otherwise impair the rights of the Participants to receive their benefit payments hereunder, to the extent attributable to any Deferred Compensation credited to their Deferred Compensation Accounts prior to the date of such amendment or termination, in accordance with the applicable distribution provisions of Article VII of the Plan.


                                  ARTICLE IX

                                BENEFIT CLAIMS
                                --------------


          9.1  Claims Procedure.  No application is required for the payment of
               ----------------
benefits under the Plan. However, if any Participant (or beneficiary) believes he or she is entitled to a benefit from the Plan which differs from the benefit determined by the Plan Administrator, then such individual may file a written claim for benefits with the Plan Administrator. Each claim shall be acted upon and approved or denied within ninety (90) days following receipt by the Plan Administrator.

          9.2  Denial of Benefits.  In the event any claim for benefits is
               ------------------
denied, in whole or in part, the Plan Administrator shall notify the claimant in writing of such denial and of his or her right to a review by the Plan Administrator and shall set forth, in a manner calculated to be understood by the claimant, specific reasons for such denial, specific references to pertinent provisions of this Plan on which the denial is based, a description of any additional material or information necessary to perfect the claim, an explanation of why such material or information is necessary, and an explanation of the review procedure.

          9.3  Review.
               ------

               A. Any person whose claim for benefits is denied in whole or in part may appeal to the Plan Administrator for a full and fair review of the decision by submitting to the Plan Administrator, within ninety (90) days after receiving written notice from the Plan Administrator of such denial, a written statement;

                   (i) Requesting a review by the Plan Administrator of his or her claim for benefits;

                   (ii) Setting forth all of the grounds upon which the request for the review is based and any facts in support thereof; and

                   (iii) Setting forth any issues or comments which the claimant deems pertinent to his or her claim.

               B. The Plan Administrator shall act upon each such claim within sixty (60) days after receipt of the claimant's request for review by the Plan Administrator, unless special circumstances require an extension of time for processing. If such an extension is required, written notice of the extension shall be furnished to the claimant within the initial sixty (60)-day period, and a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the initial request for review. The Plan Administrator shall make a full and fair review of each such claim and any written materials submitted by the claimant or the Corporation in connection therewith and may require the Corporation or the claimant to submit such additional facts, documents, or other evidence as the Plan Administrator any, in its sole discretion, deem necessary or advisable in making such a review. On the basis of its review, the Plan Administrator shall make an independent determination of the claimant's eligibility for benefits under the Plan. The decision of the Plan Administrator on any benefit claim shall be final and conclusive upon all persons.

               C. In the event the Plan Administrator denies an appeal in whole or in part, the Plan Administrator shall give written notice of such decision to the claimant, setting forth in a manner calculated to be understood by the claimant the specific reasons for such denial and specific reference to the pertinent Plan provisions on which the decision of the Plan Administrator was based.

                                  SCHEDULE I
                                  ----------

                      LIST OF AVAILABLE INVESTMENT FUNDS
                      ----------------------------------

                                   EXHIBIT A
                                   ---------